                                                                     Exhibit 4.1

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                         Windmere-Durable Holdings, Inc.

                        --------------------------------

                                    INDENTURE
                           Dated as of _________, 1998

                        --------------------------------

                                [Name of Trustee]
                                     Trustee

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

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I.  DEFINITIONS AND INCORPORATION BY REFERENCE.......................1

      Section 1.1. Definitions...............................................1

      Section 1.2. Other Definitions.........................................6

      Section 1.3. Incorporation by Reference of Trust Indenture Act.........6

      Section 1.4. Rules of Construction.....................................7

ARTICLE II.  THE SECURITIES..................................................7

      Section 2.1. Issuable in Series........................................7

      Section 2.2. Establishment of Terms of Series of Securities............8

      Section 2.3. Execution and Authentication.............................10

      Section 2.4. Registrar and Paying Agent...............................11

      Section 2.5. Paying Agent to Hold Money in Trust......................12

      Section 2.6. Securityholder Lists.....................................12

      Section 2.7. Transfer and Exchange....................................12

      Section 2.8. Replacement Securities...................................13

      Section 2.9. Outstanding Securities...................................13

      Section 2.10. Treasury Securities.....................................14

      Section 2.11. Temporary Securities....................................14

      Section 2.12. Cancellation............................................15

      Section 2.13. Defaulted Interest......................................15

      Section 2.14. Global Securities.......................................15

      Section 2.15. CUSIP Numbers...........................................17

                                TABLE OF CONTENTS
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ARTICLE III.  REDEMPTION....................................................17

      Section 3.1. Notice to Trustee........................................17

      Section 3.2. Selection of Securities to be Redeemed...................17

      Section 3.3. Notice of Redemption.....................................18

      Section 3.4. Effect of Notice of Redemption...........................19

      Section 3.5. Deposit of Redemption Price..............................19

      Section 3.6. Securities Redeemed in Part..............................19

ARTICLE IV.  COVENANTS......................................................20

      Section 4.1. Payment of Principal and Interest........................20

      Section 4.2. SEC Reports..............................................20

      Section 4.3. Compliance Certificate...................................20

      Section 4.4. Stay, Extension and Usury Laws...........................21

      Section 4.5. Taxes....................................................21

      Section 4.6. Corporate Existence......................................21

ARTICLE V.  SUCCESSORS......................................................22

      Section 5.1. Merger, Consolidation, or Sale of Assets.................22

      Section 5.2. Successor Corporation Substituted........................22

ARTICLE VI.  DEFAULTS AND REMEDIES..........................................23

      Section 6.1. Events of Default........................................23

      Section 6.2. Acceleration of Maturity; Rescission and Annulment.......25

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

      Section 6.3. Other Remedies...........................................25

      Section 6.4. Collection Suit By Trustee...............................26

      Section 6.5. Trustee May File Proofs of Claim.........................26

      Section 6.6. Application of Money Collected...........................27

      Section 6.7. Limitation on Suits......................................27

      Section 6.8. Unconditional Right of Holders to Receive Principal
                   and Interest.............................................28

      Section 6.9. Restoration of Rights and Remedies.......................28

      Section 6.10. Rights and Remedies Cumulative..........................28

      Section 6.11. Delay or Omission Not Waiver............................29

      Section 6.12. Control by Holders......................................29

      Section 6.13. Waiver of Past Defaults.................................29

      Section 6.14. Undertaking for Costs...................................30

ARTICLE VII.  TRUSTEE.......................................................30

      Section 7.1. Duties of Trustee........................................30

      Section 7.2. Rights of Trustee........................................32

      Section 7.3. Individual Rights of Trustee.............................32

      Section 7.4. Trustee's Disclaimer.....................................33

      Section 7.5. Notice of Defaults.......................................33

      Section 7.6. Reports by Trustee to Holders............................33

      Section 7.7. Compensation and Indemnity...............................34

      Section 7.8. Replacement of Trustee...................................35
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                                TABLE OF CONTENTS
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                                                                            ----

      Section 7.9. Successor Trustee by Merger, etc.........................36

      Section 7.10. Eligibility; Disqualification...........................36

      Section 7.11. Preferential Collection of Claims Against Company.......36

ARTICLE VIII.  SATISFACTION AND DISCHARGE; DEFEASANCE.......................36

      Section 8.1. Option to Effect Legal Defeasance or Covenant
                   Defeasance...............................................36

      Section 8.2. Legal Defeasance and Discharge...........................37

      Section 8.3. Covenant Defeasance......................................37

      Section 8.4. Conditions to Legal or Covenant Defeasance...............38

      Section 8.5. Deposited Money and U.S. Government Obligations
                   to be Held in Trust; Other Miscellaneous Provisions......39

      Section 8.6. Repayment to Company.....................................40

      Section 8.7. Reinstatement............................................40

ARTICLE IX.  AMENDMENTS AND WAIVERS.........................................41

      Section 9.1. Without Consent of Holders...............................41

      Section 9.2. With Consent of Holders..................................42

      Section 9.3. Limitations..............................................42

      Section 9.4. Compliance with Trust Indenture Act......................43

      Section 9.5. Revocation and Effect of Consents........................43

      Section 9.6. Notation on or Exchange of Securities....................44

      Section 9.7. Trustee Protected to Sign Amendments, Etc................44

                                TABLE OF CONTENTS
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                                                                            ----

ARTICLE X.  MISCELLANEOUS...................................................44

      Section 10.1. Trust Indenture Act Controls............................44

      Section 10.2. Notices.................................................44

      Section 10.3. Communication by Holders with Other Holders.............45

      Section 10.4. Certificate and Opinion as to Conditions Precedent......46

      Section 10.5. Statements Required in Certificate or Opinion...........46

      Section 10.6. Rules by Trustee and Agents.............................47

      Section 10.7. No Recourse Against Others..............................47

      Section 10.8. Counterparts............................................47

      Section 10.9. Governing Laws..........................................47

      Section 10.10. No Adverse Interpretation of Other Agreements..........47

      Section 10.11. Successors.............................................47

      Section 10.12. Severability...........................................48

      Section 10.13. Table of Contents, Headings, Etc.......................48

ARTICLE XI.  SINKING FUNDS..................................................48

      Section 11.1. Applicability of Article................................48

      Section 11.2. Satisfaction of Sinking Fund Payments with Securities...48

      Section 11.3. Redemption of Securities for Sinking Fund...............49

                         Windmere-Durable Holdings, Inc.

        Reconciliation and tie between Trust Indenture Act of 1939 and
                   Indenture, dated as of __________, 1998

 ss.310(a)(1)   ..............................................   7.10
       (a)(2)   ..............................................   7.10
       (a)(3)   ..............................................   Not Applicable
       (a)(4)   ..............................................   Not Applicable
       (a)(5)   ..............................................   7.10
          (b)   ..............................................   7.10
    ss.311(a)   ..............................................   7.11
          (b)   ..............................................   7.11
          (c)   ..............................................   Not Applicable
    ss.312(a)   ..............................................   2.6
          (b)   ..............................................   10.3
          (c)   ..............................................   10.3
    ss.313(a)   ..............................................   7.6
       (b)(1)   ..............................................   7.6
       (b)(2)   ..............................................   7.6, 7.7
          (c)   ..............................................   7.6
          (d)   ..............................................   7.6
    ss.314(a)   ..............................................   10.5
          (b)   ..............................................   Not Applicable
       (c)(1)   ..............................................   10.4
       (c)(2)   ..............................................   10.4
       (c)(3)   ..............................................   Not Applicable
          (d)   ..............................................   Not Applicable
          (e)   ..............................................   10.5
          (f)   ..............................................   Not Applicable
    ss.315(a)   ..............................................   7.1
          (b)   ..............................................   7.5
          (c)   ..............................................   7.1
          (d)   ..............................................   7.1
          (e)   ..............................................   6.14
    ss.316(a)   ..............................................   6.14
    (a)(1)(A)   ..............................................   6.12
    (a)(1)(B)   ..............................................   6.13
          (b)   ..............................................   6.8
 ss.317(a)(1)   ..............................................   6.3
       (a)(2)   ..............................................   6.4
          (b)   ..............................................   2.5
    ss.318(a)   ..............................................   10.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

            Indenture dated as of ___________, 1998 between Windmere-Durable Holdings, Inc., a Florida corporation ("Company"), and [Name of Trustee], a ________________ ("Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

                                   ARTICLE I.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1. Definitions.

            "Additional Amounts" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or Service Agent.

            "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

            "Bearer" means anyone in possession from time to time of a Bearer Security.

            "Bearer Security" means any Security, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.

            "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

            "Business Day" means any day other than a Legal Holiday.

            "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

            "Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

            "Company Request" means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

            "Debt" of any person as of any date means, without duplication, all indebtedness of such person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments.

            "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

            "Depository" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, "Depository" as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

            "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 hereof.

            "Dollars" means the currency of The United States of America.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 hereof evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.

            "Holder" or "Securityholder" means a person in whose name a Security is registered or the holder of a Bearer Security.

            "Indenture" means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

            "Interest" with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.5 hereof. The counsel may be an employee or counsel to the Company, any Subsidiary of the Company or the Trustee.

            "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

            "Responsible Officer," when used with respect to the Trustee, means any Officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other Officer of the Trustee customarily performing functions similar to those performed by any of the above designated Officers and also means, with respect to a particular corporate trust matter, any other Officer to whom such matter is referred because of his or her knowledge of and familiarity with a particular subject.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of the Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

            "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

            "U.S. Government Obligations" means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

            "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      Section 1.2. Other Definitions.

TERM                                                        DEFINED IN
----                                                          SECTION
                                                              -------
"Bankruptcy Law"                                                 6.1
"Custodian"                                                      6.1
"Event of Default"                                               6.1
"Journal"                                                       10.15
"Judgment Currency"                                             10.16
"Legal Holiday"                                                 10.7
"mandatory sinking fund payment"                                11.1
"Market Exchange Rate"                                          10.15
"New York Banking Day"                                          10.16
"optional sinking fund payment"                                 11.1
"Paying Agent"                                                   2.4
"Registrar"                                                      2.4
"Required Currency"                                             10.16
"Service Agent"                                                  2.4
"successor person"                                               5.1

      Section 1.3. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                        "commission" means the SEC.

                        "indenture securities" means the Securities.

                        "indenture security holder" means a Securityholder.

                        "indenture to be qualified" means this Indenture.

                        "indenture trustee" or "institutional trustee" means the Trustee.

                        "obligor" on the indenture securities means the Company and any successor obligor upon the Securities.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

      Section 1.4. Rules of Construction.

            Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c) "or" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular;

            (e) provisions apply to successive events and transactions; and

            (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II.

                                 THE SECURITIES

      Section 2.1. Issuable in Series.

            The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers' Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

      Section 2.2. Establishment of Terms of Series of Securities.

            At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.19) by a Board Resolution, a supplemental indenture or an Officers' Certificate pursuant to authority granted under a Board Resolution:

            2.2.1. the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

            2.2.2. the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

            2.2.3. any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6 hereof);

            2.2.4. the date or dates on which the principal of the Securities of the Series is payable;

            2.2.5. the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

            2.2.6. the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

            2.2.7. if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

            2.2.8. the obligation of the Company, if any, to redeem, repurchase or repay the Securities of the Series in whole or in part pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, repurchased or repaid pursuant to such obligation;

            2.2.9. the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

            2.2.10. the denominations in which the Securities of the Series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

            2.2.11. the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

            2.2.12. if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 hereof;

            2.2.13. the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

            2.2.14. the provisions, if any, relating to any security provided for the Securities of the Series;

            2.2.15. any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2 hereof;

            2.2.16. any addition to or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

            2.2.17. any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1 hereof, but which may modify or delete any provision of this Indenture insofar as it applies to such Series);

            2.2.18. the provisions, if any relating to any guarantees of the Company's obligations with respect to the Securities of the Series; and

            2.2.19. any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

            All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers' Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers' Certificate.

      Section 2.3. Execution and Authentication.

            Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

            A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers' Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers' Certificate.

            The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers' Certificate delivered pursuant to Section 2.2 hereof, except as provided in Section 2.8 hereof.

            Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2 hereof) shall be fully protected in relying on: (a) the Board

Resolution, supplemental indenture hereto or Officers' Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers' Certificate complying with Section 10.4 hereof, and (c) an Opinion of Counsel complying with Section 10.4 hereof.

            The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Securityholders or an Affiliate of the Company.

      Section 2.4. Registrar and Paying Agent.

            The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2 hereof, an office or agency where Securities of such Series may be presented or surrendered for payment ("Paying Agent"), where Securities of such Series may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served ("Service Agent"). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company may also from time to time appoint one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company shall notify the Trustee in writing of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent. The Company may change any Registrar, Paying Agent or Service Agent without notice to any Holder. The Company shall notify the Trustee in writing of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

      Section 2.5. Paying Agent to Hold Money in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

      Section 2.6. Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities and the Company shall otherwise comply with TIA ss.312(a).

      Section 2.7. Transfer and Exchange.

            Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the

Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6 hereof).

            Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for a period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, (b) to register the transfer of or exchange Securities of any Series so selected for redemption, in whole or in part, except the unredeemed portion of any such Securities being redeemed in part or (c) to register the transfer of or exchange Securities of any Series between a record date and the next succeeding interest payment date.

      Section 2.8. Replacement Securities.

            If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, shall authenticate a replacement Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of that Series duly issued hereunder.

            The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section 2.9. Outstanding Securities.

            The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding. Except as set forth in Section
2.10 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

            If the principal amount of any Security is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on a redemption date or the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

            In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2 hereof.

      Section 2.10. Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Company or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

      Section 2.11. Temporary Securities.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities.

            Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

      Section 2.12. Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange
Act). Certification of the destruction shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

      Section 2.13. Defaulted Interest.

            If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders of the Series on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

      Section 2.14. Global Securities.

            2.14.1. Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

            2.14.2. Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 hereof and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 hereof for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depository within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

            Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

            2.14.3. Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

            "THIS A GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY."

            2.14.4. Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any direction, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

            2.14.5. Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2 hereof, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

            2.14.6. Consents, Declaration and Directions. Except as provided in
Section 2.14.5 hereof, the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a

Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any directions, consents or waivers required to be given by the Holders pursuant to this Indenture.

      Section 2.15. CUSIP Numbers.

            The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III.

                                   REDEMPTION

      Section 3.1. Notice to Trustee.

            The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date (ii) the principal amount of Series of Securities to be redeemed and (iii) the redemption price.

      Section 3.2. Selection of Securities to be Redeemed.

            Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers' Certificate, if less than all the Securities of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities of the Series to be redeemed or purchased in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to

Section 2.2.10 hereof, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

      Section 3.3. Notice of Redemption.

            Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers' Certificate, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address and if any Bearer Securities are outstanding, publish on one occasion a notice in an Authorized Newspaper.

            The notice shall identify the Securities of the Series to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) the name and address of the Paying Agent;

            (d) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (e) that, unless the Company defaults in making such redemption payment, interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date; and

            (f) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

      Section 3.4. Effect of Notice of Redemption.

            Once notice of redemption is mailed or published as provided in
Section 3.3 hereof, Securities of a Series called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

      Section 3.5. Deposit of Redemption Price.

            One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities of the Series or the portions of the Securities of the Series called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case as the rate provided in the Securities of the Series and in Section 4.1 hereof.

      Section 3.6. Securities Redeemed in Part.

            Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV.

                                    COVENANTS

      Section 4.1. Payment of Principal and Interest.

            The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

      Section 4.2. SEC Reports.

            Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company shall furnish to the Security Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations.

      Section 4.3. Compliance Certificate.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or any other covenants set forth for a particular Series in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

      Section 4.4. Stay, Extension and Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

      Section 4.5. Taxes.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

      Section 4.6. Corporate Existence.

            Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the

Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

                                   ARTICLE V.

                                   SUCCESSORS

      Section 5.1. Merger, Consolidation, or Sale of Assets

            The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture under the Securities and this Indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall satisfy certain financial requirements set forth in this Indenture or in a Board Resolution, supplemental indenture hereto or an Officer's Certificate pursuant to Section 2.2 hereof. The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.1 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition or assets between or among the Company and its Wholly Owned Subsidiaries.

      Section 5.2. Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.1 hereof.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

      Section 6.1. Events of Default.

            "Event of Default," wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

            (a) default for 30 days in the payment of any interest on any Security of that Series when it becomes due and payable (whether or not prohibited by any subordination provisions with respect to such Series) payment is deposited by the Company; or

            (b) default in the payment when due of the principal of or premium, if any, on any Security of that Series (whether or not prohibited by any subordination provisions with respect to such Series); or

            (c) default in the deposit of any sinking fund payment, when and as due in respect of any Security of that Series; or

            (d) failure by the Company or any of its Subsidiaries (to the extent that such Subsidiary is an obligor of the Securities or is made a party to this Indenture) for 30 days after notice by the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that Series (which notice must specify such default, demand that it be remedied and state that such notice is a "Notice of Default") to comply with any of its other agreements in the Securities of that Series or in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series); or

            (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its subsidiaries) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; or

            (f) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its
            creditors, or

                  (v) generally is unable to pay its debts as the same become due; or

            (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case,

                  (ii) appoints a Custodian of the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of its property, or

                  (iii) orders the liquidation of the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

            (i) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, in accordance with Section
      2.2.18 hereof.

            The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      Section 6.2. Acceleration of Maturity; Rescission and Annulment.

            If any Event of Default with respect to Securities of a particular Series (other than an Event of Default specified in clause (f) or (g) of Section
6.1 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of that Series may declare all the Securities of that Series to be due and payable immediately. Upon any such declaration, the Securities of that Series shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.1 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Securities of that Series shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Securities of that Series by written notice to the Trustee may on behalf of all of the Holders of that Series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

      Section 6.3. Other Remedies.

            If an Event of Default occurs and is continuing with respect to any Securities of any Series, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities of that Series or to enforce the performance of any provision of the Securities, or this Indenture or the Board Resolution, supplemental indenture hereto or Officers' Certificate pursuant to Section 2.2 hereof with respect to a particular Series of Securities.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of

Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      Section 6.4. Collection Suit By Trustee.

            If an Event of Default with respect to any Securities of any Series specified in Section 6.1(a), (b) or (c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities of that Series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      Section 6.5. Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.6. Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: To the Trustee, it agents and attorneys for payment of all amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection; and

            Second: To Securityholders for the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

            Third: To the Company or to such party as a court of competent jurisdiction shall direct.

      Section 6.7. Limitation on Suits.

            No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

            (b) the Holders of at least 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered, and, if requested, have provided to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and the offer and, if requested, the provision of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

      Section 6.8. Unconditional Right of Holders to Receive Principal and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      Section 6.9. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      Section 6.10. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 6.11. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      Section 6.12. Control by Holders.

            The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

            (a) such direction shall not be in conflict with any rule of law or with this Indenture,

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (c) subject to the provisions of Section 6.1 hereof, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability or may be unduly prejudicial to the rights of other Holders of Securities.

      Section 6.13. Waiver of Past Defaults.

            The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive an existing Default or Event of Default and its consequences hereunder with respect to such Series, except a continuing Default or Event or Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 6.14. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

                                  ARTICLE VII.

                                     TRUSTEE

      Section 7.1. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture;

            however, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b)
            of this Section 7.1.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any
            action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with a direction received by it pursuant to Section 6.12 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

            (h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section 7.1 with respect to the Trustee.

      Section 7.2. Rights of Trustee.

            (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

      Section 7.3. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

      Section 7.4. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

      Section 7.5. Notice of Defaults.

            If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

      Section 7.6. Reports by Trustee to Holders.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as any Securities remain outstanding, the Trustee shall mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar and, if any Bearer Securities are outstanding, publish in an Authorized Newspaper, a brief report dated as of such May 15 that complies with ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss.313(c).

            A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

      Section 7.7. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or the administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company is prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series. Such lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

      Section 7.8. Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

            The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to Securities of one or more Series if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of any Securities of any one or more Series who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, any Security holder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series and, if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

      Section 7.9. Successor Trustee by Merger, etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

      Section 7.10. Eligibility; Disqualification.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall comply with TIA ss. 310(b).

      Section 7.11. Preferential Collection of Claims Against Company.

            The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII.

                     SATISFACTION AND DISCHARGE; DEFEASANCE

      Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

            Unless otherwise specified pursuant to Section 2.2.17 hereof to be inapplicable to Securities of a particular Series, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities of a particular Series upon compliance with the conditions set forth below in this Article Eight.

      Section 8.2. Legal Defeasance and Discharge.

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2 with respect to the Securities of a particular Series, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of that Series for which such option has been exercised on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities of that Series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities of that Series, this Indenture and any other obligations with respect to such Securities set forth in a Board Resolution, supplemental indenture hereto or an Officers' Certificate pursuant to Section 2.2 hereof (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of that Series to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities of that Series when such payments are due, (b) the Company's obligations with respect to such Securities of that Series under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

      Section 8.3. Covenant Defeasance.

            Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to the Securities of a particular Series, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.2, 4.3, 4.4, 4.5, 4.6, and 5.1 hereof as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of Securities or a Board Resolution or an Officers' Certificate delivered pursuant to Section 2.2.17 hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section
8.4 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Securities of that Series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding

Securities for a particular Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities of that Series shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(d) and (e) hereof shall not constitute Events of Default.

      Section 8.4. Conditions to Legal or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Securities for a particular Series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest, if any, on and any mandatory sinking fund payments in respect of the Securities of such Series on the stated maturity or on the applicable redemption date, as the case may be;

            (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt all or a portion of the proceeds of which will be used to defease the Securities of a particular Series pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.1(f) or 6.1(g) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      Section 8.5. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Securities of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of such Series of all sums due and to become due thereon in respect of principal and interest, if any, on and any mandatory sinking fund payments, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such Series.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      Section 8.6. Repayment to Company.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or any mandatory sinking fund payments on any Security of a Series and remaining unclaimed for two years after such principal, and premium, if any, or interest or sinking fund payment has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

      Section 8.7. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any Dollars or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, with respect to the Securities of a particular Series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or sinking fund payment on any Security of such Series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                             AMENDMENTS AND WAIVERS

      Section 9.1. Without Consent of Holders.

            Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to comply with Article V;

            (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (d) to make any change that does not adversely affect in any material respect the rights of any Securityholder;

            (e) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

            (f) to add to, change or eliminate any of the provisions of this Indenture in respect to one of more Series of Securities, provided, however, that any such addition, change or elimination (i) shall neither
      (A) apply to any Security of any Series created prior to the execution of such amendment and entitled to the benefit of such provision, nor (B) modify the rights of a Holder of any such Security with respect to such provision, or (ii) shall become effective only when there is no outstanding Security of any Series created prior to such amendment and entitled to the benefit of such provision.

            (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to, change or eliminate any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

            (h) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

      Section 9.2. With Consent of Holders.

            Except as provided below in Section 9.3 hereof, the Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13 hereof, the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

            It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Securities affected thereby and, if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

      Section 9.3. Limitations.

            Without the consent of each Securityholder affected, an amendment or waiver may not:

            (a) reduce the percentage of the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the rate or change the time for payment of interest (including default interest) on any Security;

            (c) reduce the principal of, or premium, if any, or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect thereto;

            (d) make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

            (e) make any change in Sections 6.8, 6.13, or 9.3 (this sentence);

            (f) waive a Default or Event of Default in the payment of the principal of or interest on, any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

            (g) reduce the amount due and owing upon the acceleration of any Discount Securities.

      Section 9.4. Compliance with Trust Indenture Act.

            Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

      Section 9.5. Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

            Any amendment, supplement or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 9.3 hereof. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

      Section 9.6. Notation on or Exchange of Securities.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

      Section 9.7. Trustee Protected to Sign Amendments, Etc.

            The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affects the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing, any amended or supplemental indenture the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE X.

                                  MISCELLANEOUS

      Section 10.1. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

      Section 10.2. Notices.

            Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

if to the Company:
                        Windmere-Durable Holdings, Inc.
                        5980 Miami Lakes Drive
                        Miami Lakes, FL 33014-2467
                        Attention: Chief Financial Officer
with a copy to:         Greenberg Traurig Hoffman
                        Lipoff Rosen & Quentel, P.A.
                        1221 Brickell Avenue
                        Miami, Florida  33131
                        Attention: Paul Berkowitz, Esq.

if to the Trustee:
                        [Name of Trustee]
                        [Address]
                        ______________________________
                        ______________________________
                        Attention: ___________________

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested or by overnight air courier guaranteeing next day delivery to his address shown on the register kept by the Registrar and, if any Bearer Securities are outstanding, published in an Authorized Newspaper. Any notice or communication shall also be mailed to any person described in TIA ss.313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

            If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

            If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

      Section 10.3. Communication by Holders with Other Holders.

            Securityholders of any Series may communicate pursuant to TIA ss. 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this

Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

      Section 10.4. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

      Section 10.5. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss.314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

      Section 10.6. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

      Section 10.7. No Recourse Against Others.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

      Section 10.8. Counterparts.

            This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      Section 10.9. Governing Laws.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      Section 10.10. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries or any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 10.11. Successors.

            All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successors.

      Section 10.12. Severability.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 10.13. Table of Contents, Headings, Etc.

            The Table of Contents, Cross-Reference Table, and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE XI.

                                  SINKING FUNDS

      Section 11.1. Applicability of Article.

            The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

            The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in
Section 11.2 hereof. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

      Section 11.2. Satisfaction of Sinking Fund Payments with Securities.

            The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers' Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

      Section 11.3. Redemption of Securities for Sinking Fund.

            Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers' Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2 hereof, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3 hereof. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6 hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        WINDMERE-DURABLE HOLDINGS, INC.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Its:

                                        [Name of Trustee]


                                        By:
                                            ---------------------------------
                                            Name:
                                            Its: